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                                                                    Exhibit 99.6


                                   CONOCO INC.


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                                 March 12, 2002


PROXY




      The undersigned hereby appoints Rick A. Harrington and Archie W. Dunham, and each of them, proxies, with full power of substitution and resubstitution, to vote all shares of common stock of Conoco Inc. which the undersigned is entitled to vote if personally present at the special meeting of stockholders of Conoco Inc. to be held on March 12, 2002 or at any adjournment or postponement thereof, on each of the items on the reverse side and in accordance with the directions given there, and in their discretion on all other matters that may properly come before the special meeting and any adjournment or postponement thereof, hereby revoking any proxy heretofore given.







                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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                                       1
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            PLEASE MARK YOUR
[X]         VOTES AS IN THIS
            EXAMPLE.


THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSAL 1.


                                                                                     FOR      AGAINST     ABSTAIN
 1. Adopt the Agreement and Plan of Merger dated as of November 18, 2001, as         [ ]      [ ]         [ ]
    amended from time to time, by and among Conoco, Phillips Petroleum Company, a Delaware corporation, ConocoPhillips, a Delaware corporation, which we refer to as New Parent, C Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent, and P Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent.



Pursuant to the merger agreement, upon completion of the merger, each share of Conoco common stock will be converted into the right to receive 0.4677 of a share of New Parent common stock and each share of Phillips Petroleum Company common stock will be converted into the right to receive one share of New Parent common stock.



                                                       Date
                                                       --------------------

                                                       --------------------
                                                       Signature

                                                       --------------------
                                                       Signature


                                                       --------------------
                                                       Title(s)



Sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a Corporation, please give full corporate name by authorized officer. Please sign, date and return the proxy card promptly using the enclosed envelope.


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